EXHIBIT 99.1
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HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

DEBT AND PREFERRED STOCK SECURITIES RATINGS <F1>
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
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                                  Standard       Moody's                   Duff & Phelps
                                  & Poor's     Investors         Fitch            Credit       Thomson
                               Corporation       Service          IBCA        Rating Co.     BankWatch
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At March 31, 2000
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
Household International, Inc.
  Senior debt                            A            A3             A                 A             A
  Commercial paper                     A-1           P-2           F-1            Duff 1         TBW-1
  Preferred stock                     BBB+          baa1            A-                A-          BBB+
                               -----------     ---------     ---------     -------------     ---------
Household Finance Corporation
  Senior debt                            A            A2            A+                A+            A+
  Senior subordinated debt              A-            A3             A                 A             A
  Commercial paper                     A-1           P-1           F-1           Duff 1+         TBW-1
                               -----------     ---------     ---------     -------------     ---------
Household Bank, f.s.b.
  Senior debt                            A            A2             A                 A            NR
  Subordinated debt                     A-            A3            A-                A-             A
  Certificates of deposit
     (long/short-term)               A/A-1        A2/P-1         A/F-1          A/Duff 1         TBW-1
  Thrift notes                         A-1           P-1           F-1            Duff 1         TBW-1
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
<F1>  A security rating is not a recommendation to buy, sell or hold securities.  It may be subject to revision or withdrawal at any time by the assigning rating organization.  Each rating should be evaluated independently of any other rating.

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